Exhibit 10.2

EXECUTION VERSION

ADMINISTRATION AGREEMENT

AGREEMENT (this “Agreement”) made as of this 31st day of December, 2024 (the “Effective Date”), by and between CCS IX Portfolio Holdings, LLC, a Delaware limited liability company (the “Company”) (hereinafter referred to as the “Company”), and CCAP Administration LLC, a Delaware limited liability company (the “Administrator”).

W I T N E S S E T H:

WHEREAS, the Company intends to operate as a non-diversified closed-end management investment company and has filed an election to be treated as a business development company under the Investment Company Act of 1940, as amended (the “Investment Company Act”); and

WHEREAS, the Administrator is willing to provide administrative services to the Company on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Administrator hereby agree as follows:

1. Duties of the Administrator

(a) Appointment of Administrator. The Company hereby appoints the Administrator to act as administrator of the Company, and to furnish, or arrange for others to furnish, the administrative services, personnel and facilities described below, subject to review by and the overall control of the board of directors of the Company (the “Board of Directors”), for the period and on the terms and conditions set forth in this Agreement. The Administrator hereby accepts and agrees during such period to render, or arrange for the rendering of, such services and to assume the obligations herein set forth subject to the reimbursement of costs and expenses provided for below. The Administrator and such others shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized herein, have no authority to act for or represent the Company in any way or otherwise be deemed agents of the Company.

(b) Services. The Administrator shall perform (or oversee, or arrange for, the performance of) the administrative services necessary for the operation of the Company. Without limiting the generality of the foregoing, the Administrator shall provide the Company with office facilities, equipment, clerical, bookkeeping and record keeping services at such facilities and such other services as the Administrator, subject to review by the Board of Directors, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Administrator shall also, on behalf of the Company, conduct relations with custodians, representatives, depositories, transfer agents, escrow agents, dividend disbursing agents, other equityholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. The Administrator shall make reports to the Board of Directors of the Administrator’s performance of obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the

Company as it shall determine to be desirable; provided that nothing herein shall be construed to require the Administrator to, and the Administrator shall not, provide any advice or recommendation relating to the securities and other assets that the Company should purchase, retain or sell or any other investment advisory services to the Company. The Administrator shall be responsible for the financial and other records that the Company is required to maintain and shall prepare reports to members, and reports and other materials filed with the Securities and Exchange Commission (the “SEC”) or any other regulatory authority. The Administrator will provide on the Company’s behalf significant managerial assistance to those portfolio companies to which the Company is required to provide such assistance. In addition, the Administrator will assist the Company in determining and publishing the Company’s net asset value, oversee the preparation and filing of the Company’s tax returns, and the printing and dissemination of reports to members of the Company, and generally oversee the payment of the Company’s expenses and the performance of administrative and professional services rendered to the Company by others. The Administrator is hereby authorized, but not required, to enter into one or more sub-administration agreements with other administrators (each, a “Sub-Administrator”) pursuant to which the Administrator may obtain the services of the Sub-Administrator(s) to assist the Administrator in fulfilling its responsibilities hereunder.

2. Records

The Administrator agrees to maintain and keep all books, accounts and other records of the Company that relate to activities performed by the Administrator hereunder and, if required by the Investment Company Act, will maintain and keep such books, accounts and records in accordance with that Act. In compliance with the requirements of Rule 31a-3 under the Investment Company Act, the Administrator agrees that all records which it maintains for the Company shall at all times remain the property of the Company, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of this Agreement or otherwise on written request. The Administrator further agrees that all records that it maintains for the Company pursuant to Rule 31a-1 under the Investment Company Act will be preserved for the periods prescribed by Rule 31a-2 under the Investment Company Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form. The Administrator shall have the right to retain copies of such records subject to observance of its confidentiality obligations under this Agreement.

3. Confidentiality

The parties hereto agree that each shall treat confidentially all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto, including nonpublic personal information (pursuant to Regulation S-P of the SEC), shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party, without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any regulatory authority, any authority or legal counsel of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

4. Compensation; Allocation of Costs and Expenses

In full consideration of the provision of the services of the Administrator, the Company shall reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its obligations and providing personnel and facilities hereunder. If requested to perform significant managerial assistance to portfolio companies of the Company, the Administrator will be paid an additional amount based on the services provided, which shall not exceed the amount the Company receives from the portfolio companies for providing such assistance.

In addition to the reimbursements set forth above, the Company will bear all costs and expenses that are incurred in its operations and transactions and not specifically assumed by the Company’s investment adviser (the “Advisor”), pursuant to the Investment Advisory and Management Agreement, dated as of December 31, 2024, by and between the Company and the Advisor or any successor agreement (“Investment Advisory Agreement”). Costs and expenses to be borne by the Company include, but are not limited to, those relating to: (i) “organization and offering expenses” of the Company associated with offerings of the Company’s equity securities, as provided for in Conduct Rule 2310(a)(12) of the Financial Industrial Regulatory Authority; (ii) calculating the Company’s net asset value (including the cost and expenses of any independent valuation firms or pricing services); (iii) fees and expenses, including travel expenses, incurred by the Advisor or payable to third parties, including agents, consultants or other advisors, in performing due diligence on prospective portfolio companies, monitoring the Company’s investments (including the cost of consultants hired to develop technology systems designed to monitor the Company’s investments) and, if necessary, enforcing the Company’s rights; (iv) costs and expenses related to the formation and maintenance of entities or special purpose vehicles to hold assets for tax, financing or other purposes; (v) expenses related to consummated and unconsummated portfolio investments including, without limitation, any reverse termination fees and any liquidated damages, commitment fees that become payable in connection with any proposed investment that is not ultimately made, forfeited deposits or similar payments, including expenses relating to unconsummated investments that may have been attributable to co-investors had such investments been consummated; (vi) debt servicing (including interest, fees and expenses related to the Company’s indebtedness) and other costs arising out of borrowings, leverage, guarantees or other financing arrangements, including, but not limited to, the arrangements thereof; (vii) offerings of the Company’s common units (“Common Units”) and the Company’s other securities; (viii) costs of effecting sales and repurchases of the Company’s Common Units and other securities, if any; (ix) the base management fee and any incentive fee payable pursuant to the Investment Advisory Agreement; (x) dividends and other distributions on the Company’s Common Units; (xi) fees payable, if any, under any distribution manager, intermediary manager or selected intermediary agreements; (xii) fees and expenses incurred in connection with the services of representatives, depositories, paying agents, transfer agents, escrow agents, dividend agents, trustees, rating agencies and custodians; (xiii) the allocated costs incurred by the Administrator in providing managerial assistance to those portfolio companies that request it; (xiv) other expenses incurred by the Advisor, the Administrator, any Sub-Administrator or the Company in connection with administering its business, including payments made to third-party providers of goods or services and payments to the Administrator that will be based upon the Company’s allocable portion of the Administrator’s overhead; (xv) amounts payable to third parties, including representatives, depositories, paying agents, agents, consultants or other advisors, relating to, or associated with, evaluating, making and disposing of investments (excluding payments to third-party vendors for financial information services and costs associated with meeting potential sponsors); (xvi) fees and expenses associated with marketing efforts associated with the offer and sale of the Company’s securities (including attendance at investment conferences and similar events); (xvii) brokerage fees and commissions; (xviii) non-U.S., federal, state and local registration fees; (xix) all costs of registration and qualifying the Company’s securities pursuant to the rules and regulations of the SEC or any other regulatory authority, including those contemplated by the AIFM Directive or any national private placement regime in any jurisdiction; (xx) federal, state and local taxes; (xxi) independent director fees and expenses; (xxii) costs associated with the Company’s reporting and compliance obligations under the Investment Company Act, applicable U.S. federal and state securities laws, including compliance with the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), and the AIFM Directive or any national private placement regime in any jurisdiction (including any reporting required in connection with Annex IV of the AIFM Directive); (xxiii) costs of preparing and filing reports or other documents required by governmental bodies (including the SEC) and any agency administering the securities laws of a state, and the compensation of professionals responsible for the foregoing; (xxiv) costs associated with individual or group members, including the costs of any reports, proxy statements or other notices to the Company’s members, including printing costs and the costs of investor relations personnel responsible for the foregoing and related matters; (xxv) costs of holding Board of Directors meetings and meetings of members, and the compensation of professionals responsible for the foregoing; (xxvi) the Company’s fidelity bond; (xxvii) outside legal expenses; (xxviii) accounting expenses (including costs and fees of the Company’s independent accounting firm and fees, disbursements and expenses related to the audit of the Company and the preparation of the Company’s tax information); (xxix) directors and officers/errors and omissions liability insurance, and any other insurance premiums; (xxx) costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute, and indemnification and other non-recurring or extraordinary expenses; (xxxi) direct costs and expenses of administration and operation, including printing, mailing, long distance telephone, cellular phone and data service, copying, secretarial and other staff, audit and legal costs; (xxxii) dues, fees and charges of any trade association of which the Company is a member; (xxxiii) costs of hedging, including the use of derivatives by the Company; (xxxiv) costs associated with investor relations efforts; (xxxv) proxy voting expenses; (xxxvi) costs of information technology and related costs, including costs related to software, hardware and other technological systems (including specialty and custom software); (xxxvii) fees, costs and expenses of winding up and liquidating the Company’s assets; (xxxviii) costs of preparing financial statements and maintaining books and records; and (xxxix) all other expenses reasonably incurred by the Company, the Administrator or any Sub-Administrator in connection with administering the Company’s business, such as the allocable portion of overhead under this Agreement, including rent (if office space is provided by the Administrator) and the Company’s allocable portion of the costs, expenses, compensation and benefits of its chief compliance officer, chief financial officer, general counsel, secretary and their respective staffs (but not including, for the avoidance of doubt, costs and expenses attributable to the Advisor’s investment professionals acting in such capacity to provide investment advisory and management services pursuant to the Investment Advisory Agreement), operations staff who provide services to the Company, and any internal audit staff, to the extent internal audit performs a role in the Company’s internal control assessment required under the Sarbanes-Oxley Act. To the extent the Administrator outsources any of its functions, the Company will pay the fees associated with such functions on a direct basis without profit to the Administrator.

5. Limitation of Liability of the Administrator; Indemnification

The Administrator (and its officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with the Administrator, including without limitation its members) shall not be liable to the Company or its members for any action by the Administrator (and its officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with the Administrator, including without limitation its members) in connection with the performance of any of its duties or obligations under this Agreement or otherwise as administrator for the Company, and the Company shall indemnify, defend and protect the Administrator (and its officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with the Administrator, including without limitation the Advisor, each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Administrator’s duties or obligations under this Agreement or otherwise as administrator for the Company. Notwithstanding the preceding sentence of this Paragraph 5 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations in the performance of the Administrator’s duties or by reason of the reckless disregard of the Administrator’s duties and obligations under this Agreement (to the extent applicable, as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder).

6. Activities of the Administrator

The services of the Administrator to the Company are not to be deemed to be exclusive, and the Administrator and each affiliate is free to render services to others. It is understood that directors, officers, employees and members of the Company are or may become interested in the Administrator and its affiliates, as directors, officers, members, managers, employees, partners, members or otherwise, and that the Administrator and directors, officers, members, managers, employees, partners and members of the Administrator and its affiliates are or may become similarly interested in the Company as members or otherwise.

7. Duration and Termination of this Agreement

This Agreement shall become effective as of the Effective Date, and shall remain in effect for two years, and thereafter shall continue automatically for successive annual periods, but only so long as such continuance is specifically approved at least annually by (i) the Board of Directors and (ii) a majority of those members of the Board of Directors who are not “interested persons” (as defined in the Investment Company Act) of a party to this Agreement.

This Agreement may be terminated at any time, without the payment of any penalty, by the Company, or by the Administrator, upon 60 days’ written notice to the other party. This Agreement may not be assigned by a party without the prior consent of the other party. Notwithstanding the termination or expiration of this Agreement as aforesaid, the Administrator shall be entitled to any amounts owed under Section 4 through the date of termination or expiration, and Section 5 shall continue in force and effect and apply to the Administrator and its representatives as, and to the extent, applicable.

8. Amendments to this Agreement

This Agreement may be amended pursuant to a written instrument by mutual consent of the parties.

9. Governing Law

This Agreement shall be construed in accordance with laws of the State of Delaware and the applicable provisions of the Investment Company Act, if any. To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, if any, the latter shall control.

10. Entire Agreement

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.

11. Notices

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office, or alternatively shall be given by email to the chief legal officer or chief compliance officer of the respective party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

CCS IX PORTFOLIO HOLDINGS, LLC

By:	/s/ George P. Hawley
Name: George P. Hawley
Title: Secretary

CCAP ADMINSTRATION LLC

By:	/s/ George P. Hawley
Name: George P. Hawley
Title: General Counsel

By:	/s/ Raymond Barriors
Name: Raymond Barrios
Title: Managing Director

[Signature Page for Administration Agreement]